UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 13, 2005
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095

(State of Incorporation)	Commission File Number	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (217) 235-3311
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
     On October 13, 2005, Consolidated Communications Holdings, Inc. (the “Company”) made a $2.5 million cash payment to Michael F. Hinds (“Hinds”) pursuant to a Settlement Agreement and Mutual Release (the “Agreement”, a copy of which is attached as Exhibit 99.1) among the Company, Consolidated Communications, Inc. (“CCI”) and Providence Equity Partners, Inc., Providence Equity Partners IV L.P. and Providence Equity Operating Partners IV L.P. (collectively, “Providence Equity” and, together with CCI and the Company, the “Company Parties”) and Ono Albany, Inc. (“Ono Albany”).
     Without admitting any liability, the Company Parties have agreed to settle Hinds’ causes of action against the Company Parties in the United States District Court for the Southern Division of Texas, Galveston Division (the “Litigation”), as well as any claims that Hinds or Ono Albany could have brought against the Company Parties in the Litigation, for a cash payment of $2.5 million. The Litigation arises out of Hinds’ work as a consultant to the Company Parties in connection with the Company’s acquisition of TXU Communications Ventures Company on April 14, 2004. The Agreement also includes a complete release of the Company Parties and indemnification of the Company Parties with respect to all pending claims in the Litigation, including all claims that could have been brought in the Litigation. The Company’s Board of Directors believed that, although it had meritorious defenses to Hinds’ claims, it was in the Company’s best interests to settle the Litigation given the costs of defending the matter and the diversion of the Company’s management’s personnel.
     In connection with the settlement, the Company expects to incur total charges of approximately $3.1 million, including legal fees and expenses. Approximately $0.4 million of the charges were recognized during the first half of 2005 and the remaining $2.7 million are expected to be recognized during the Company’s third quarter ended September 30, 2005. The Company expects to realize a tax benefit of approximately $1.2 million as a result of the $3.1 million in charges. The settlement will not affect the Company’s dividend scheduled to be paid on November 1, 2005.
Item 9.01 — Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Settlement Agreement and Mutual Release, by and between Michael F. Hinds and Ono Albany, Inc. and Consolidated Communications, Inc. Consolidated Communications Holdings, Inc., and Providence Equity Partners, Inc., Providence Equity Partners IV L.P. and Providence Equity Operating Partners IV L.P.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 13, 2005

Consolidated Communications Holdings, Inc.
By:	/s/ Steven L. Childers
	Name:	Steven L. Childers
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Settlement Agreement and Mutual Release, by and between Michael F. Hinds and Ono Albany, Inc. and Consolidated Communications, Inc. Consolidated Communications Holdings, Inc., and Providence Equity Partners, Inc., Providence Equity Partners IV L.P. and Providence Equity Operating Partners IV L.P.